Exhibit 1.1

NATURAL RESOURCE PARTNERS L.P.

5,250,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

Citigroup Global Markets Inc.	New York, New York
Lehman Brothers Inc.	March 10, 2004
A.G. Edwards & Sons, Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
Sanders Morris Harris Inc.
Friedman, Billings, Ramsey & Co., Inc.
RBC Capital Markets Corporation

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

               Natural Resource Partners L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the “Underwriters”) 5,250,000 Common Units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 787,500 additional Common Units to cover over-allotments (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.”

               This is to confirm the agreement among GP Natural Resource Partners LLC, a Delaware limited liability company (the “Managing General Partner”), NRP (GP) LP, a Delaware limited partnership (the “General Partner”), the Partnership and NRP (Operating) LLC, a Delaware limited liability company (the “Operating Company”) (collectively, the “NRP Parties”) and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, pursuant to Item 12 of Form S-3 (the “Incorporated Documents”), which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Final Prospectus or the Final

Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

               1. Representations, Warranties and Agreements of the NRP Parties. Each of the NRP Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter that:

     (a) Requirements Under the Act. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-111532) on Form S-3, including a related Base Prospectus, for registration under the Act of, among other things, the offering and sale of the Units. The Partnership may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Partnership will next file with the Commission one of the following: (1) after the Effective Date of the Registration Statement, a final prospectus supplement relating to the Units in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of the Registration Statement, an amendment to the Registration Statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Partnership has included in the Registration Statement all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Registration Statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Final Prospectus) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Act.

     (b) No Stop Order. The Registration Statement has become effective under the Act. Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, and, to the knowledge of the NRP Parties, is threatening to issue, any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Final Prospectus or the Final Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction nor instituted or, to the knowledge of the NRP Parties, threatened to institute proceedings for any such purpose.

     (c) No Material Misstatements or Omissions. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any Option Closing Date (as such terms are defined in Section 3), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and on any Option Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the NRP Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. The Incorporated Documents heretofore filed with the Commission, when they were filed, conformed in all material respects to the requirements of the Exchange Act and did not, as of the time each such document was filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further Incorporated Documents so filed will, when they are filed, conform in all material respects to the requirements of the Exchange Act and will not, as of the time each such document is filed, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (d) Formation and Qualification of Members of the Partnership Group. Each of the Managing General Partner, the General Partner, the Partnership, the Operating Company and their respective subsidiaries listed on Schedule 2 hereto (collectively, the “Partnership Group,” and the subsidiaries listed on Schedule 2 hereto, the “Operating Subsidiaries”) has been duly formed and is validly existing in good standing under the laws of its jurisdiction of formation with all limited liability company or partnership power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and, in the case of the Managing General Partner, to act as the general partner of the General Partner, and in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Final Prospectus. Each member of the Partnership Group is duly registered or qualified as a foreign limited liability company or limited partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or otherwise), business, prospects, assets or results of operations of the Partnership Group taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.

     (e) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended to date (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (f) Capitalization. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 11,353,658 Common Units, 11,353,658 Subordinated Units (as defined in the Partnership Agreement, the “Subordinated Units”) and the Incentive Distribution Rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”). All outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Base Prospectus under the caption “Description of the Common Units – Limited Liability”). As of the date hereof: (i) Western Pocahontas Properties Limited Partnership (“WPP”), Great Northern Properties Limited Partnership (“Great Northern”) and New Gauley Coal Corporation collectively own 25% of the Incentive Distribution Rights, (ii) NRP Investment L.P. owns 10% of the Incentive Distribution Rights, (iii) the General Partner owns 65% of the Incentive Distribution Rights and (iv) Great Northern owns 673,715 Common Units, in each case free and clear of all liens, encumbrances, security interests, equities, charges or claims other than, in the case of Common Units owned by Great Northern, those claims arising pursuant to the Second Amended and Restated Credit Agreement dated as of October 15, 2003 by and between Great Northern and Bank of America, N.A.

     (g) Valid Issuance of the Units. At the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and as otherwise described in the Base Prospectus under the caption “Description of the Common Units – Limited Liability”).

     (h) Ownership of the Managing General Partner. Robertson Coal Management LLC, a Delaware limited liability company (“RCM LLC”), owns 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Managing General Partner, as amended to date (the “Managing General Partner LLC Agreement”), and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and RCM LLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (i) Ownership of the General Partner. The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner, as amended to date (the “General Partner Partnership Agreement”); and the Managing General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims. Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and NRP Investment L.P. own a 46.0795392%, 9.8299017%, 1.8399816% and 42.2495775% limited partner interest, respectively, in the General Partner; each such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and NRP Investment L.P. each own such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     (j) Ownership of the Operating Company. The Partnership owns 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company, as amended to date (the “Operating Company LLC Agreement”) and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the Credit Facility.

     (k) Ownership of the Operating Subsidiaries. The Operating Company owns, directly or indirectly, 100% of the issued and outstanding membership interests in each of the Operating Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the Operating Subsidiaries, each as amended to date (the “Operating Subsidiaries LLC Agreements”) and are fully paid (to the extent required under the Operating Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims other than those arising in connection with the Credit Facility.

     (l) No Other Subsidiaries. Other than the Partnership’s ownership of a 100% membership interest in the Operating Company and the Operating Company’s ownership of a direct or indirect 100% membership interest in each of the Operating Subsidiaries, neither the Partnership nor the Operating Company owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

     (m) No Preemptive Rights, Registration Rights or Options. Except as described in the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or membership interests of any member of the Partnership Group, in each case pursuant to the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation or other organizational documents of any member of the Partnership Group (collectively, the “Organizational Documents”), or any other agreement or instrument to which any of such entities is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as provided in (i) the Final Prospectus and the Partnership Agreement, (ii) the Registration Rights Agreement, dated as of December 22, 2003, by and between Ark Land Company and the Partnership and (iii) the Investor Rights Agreement, dated as of December 22, 2003, by and among FRC-WPP NRP Investment L.P., the Partnership, the General Partner and the Managing General Partner. There are no outstanding options or warrants to purchase any partnership or membership interests of any member of the Partnership Group.

     (n) Authority and Authorization. The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Final Prospectus. At the Closing Date and the Option Closing Date, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership or any of its partners or security holders for the authorization, issuance, sale and delivery by the Partnership of the Units contemplated by this Agreement shall have been validly taken.

     (o) Enforceability of Underwriting Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the NRP Parties and constitutes the valid and legally binding agreement of each of the NRP Parties, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained hereunder may be limited by applicable laws and public policy.

     (p) Enforceability of Redemption Agreements. The Redemption Agreement dated as of the date hereof by and between the Partnership, Arch Coal, Inc. and Ark Land Company (the “Arch Redemption Agreement”) has been duly authorized, validly executed and delivered by the Partnership and constitutes the valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, and the Redemption Agreement dated as of the date hereof by and between the Partnership and Great Northern (the “Great Northern Redemption Agreement” and, together with the Arch Redemption Agreement, the “Redemption Agreements”) has been duly authorized, validly executed and delivered by the Partnership and Great Northern and constitutes the valid and legally binding agreement of the Partnership and Great Northern, enforceable against each of them in accordance with its terms; provided that in each case the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditor’s rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (q) Conformity of Securities to Description in Final Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Final Prospectus.

     (r) Enforceability of Other Agreements. Each of the Partnership Agreement, the General Partner Partnership Agreement, the Managing General Partner LLC Agreement, the Operating Company LLC Agreement and the Operating Subsidiaries LLC Agreements has been duly authorized, validly executed and delivered and is a valid and legally binding agreement, enforceable in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

     (s) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the NRP Parties, or the execution, delivery and performance of the Redemption Agreement by the Partnership or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of their respective Organizational Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any member of the Partnership Group or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any member of the Partnership Group, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement.

     (t) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any member of the Partnership Group or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the NRP Parties, or the consummation by any member of the Partnership Group of the transactions contemplated by this Agreement and by the Redemption Agreement, except for such consents (i) required under the Act and state securities or “Blue Sky” laws or (ii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

     (u) No Default. No member of the Partnership Group is (i) in violation of its organizational documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement. To the knowledge of the NRP Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any member of the Partnership Group is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

     (v) Independent Public Accountants. The accountants, Ernst & Young LLP, who have certified or shall certify the audited financial statements included in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto) are independent public accountants with respect to the Partnership and the General Partner, as required by the Act.

     (w) Financial Statements. At December 31, 2003, the Partnership had a capitalization as indicated in the Final Prospectus (and any amendments and supplements thereto). The historical financial statements (including the related notes and supporting schedules) of the Partnership, Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and the Arch Coal, Inc. Contributed Properties contained or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the Partnership, Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and, with respect to the Arch Coal, Inc. Contributed Properties, the assets purchased and liabilities assumed and the excess of revenues over direct costs and expenses purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The summary financial and operating data set forth in the Final Prospectus (and any amendment or supplement thereto) under the caption “Summary Selected Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited historical financial statements from which it has been derived.

     (x) No Material Adverse Change. No member of the Partnership Group has sustained, since the date of the latest financial statements included in the Registration Statement and the Final Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Final Prospectus. Except as disclosed in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus (or any amendment or supplement thereto), (i) no member of the Partnership Group has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the Partnership Group, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Partnership Group and (iii) there has not been any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Group, taken as a whole.

     (y) No Distribution of Other Offering Materials. No member of the Partnership Group has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or other materials, if any, permitted by the Act, including Rule 134.

     (z) Title to Properties. The Operating Company and the Operating Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Final Prospectus, free and clear of all liens and security interests or other claims and encumbrances except (1) as described, and subject to the limitations contained, in the Registration Statement and the Final Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they are currently used and are proposed to be used in the future as described in the Registration Statement and the Final Prospectus; provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Final Prospectus.

     (aa) Rights-of-Way. Each member of the Partnership Group has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Final Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Final Prospectus which are not reasonably expected to have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the Final Prospectus, each member of the Partnership Group has fulfilled and performed all of its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a material adverse effect upon the ability of the Partnership Group, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Final Prospectus to be conducted; and, except as described in the Final Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Group, taken as a whole.

     (bb) Permits. Each member of the Partnership Group has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Final Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each member of the Partnership Group has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained, in the Final Prospectus and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

     (cc) Books and Records. The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (dd) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the Partnership’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Partnership’s most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

     (ee) No Deficiency in Disclosure Controls. Based on the evaluation of its disclosure controls and procedures, the Partnership is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

     (ff) No Recent Changes to Disclosure Controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (gg) Tax Returns. Each member of the Partnership Group has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date of this Agreement, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

     (hh) Investment Company/Public Utility Holding Company. No member of the Partnership Group is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “public utility company,” “holding company” or a “subsidiary company” of a “holding company” under the Public Utility Holding Company Act of 1935, as amended.

     (ii) Environmental Compliance. Except as described in the Final Prospectus, the entities comprising the Partnership Group (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

     (jj) No Labor Dispute. No dispute with the employees of any member of the Partnership Group exists or, to the knowledge of the NRP Parties, is threatened or imminent and the NRP Parties are not aware of any existing or imminent labor disturbance by the employees of any of the lessees of the Partnership Group that would be reasonably likely to have a Material Adverse Effect.

     (kk) Insurance. The Partnership Group maintains insurance with insurers of recognized financial responsibility covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. No member of the Partnership Group has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and on the Option Closing Date. Each member of the

Partnership Group is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by any member of the Partnership Group under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

     (ll) Litigation. Except as described in the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the NRP Parties, threatened, to which any member of the Partnership Group is or may be a party or to which the business or property of any member of the Partnership Group is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any member of the Partnership Group is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement or the Redemption Agreement.

     (mm) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (nn) NYSE Listing. The Units have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

     (oo) Related Party Transactions. No relationship, direct or indirect, exists between or among the Partnership Group on the one hand, and the directors, officers, partners, customers or suppliers of the Managing General Partner or the General Partner and their respective affiliates (other than the Partnership Group) on the other hand, which is required to be described in the Final Prospectus which is not so described.

     (pp) No Omitted Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the NRP Parties, threatened or contemplated, against any member of the Partnership Group, or to which any member of the Partnership Group is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Final Prospectus that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

               Any certificate signed by any officer of any NRP Party and delivered to the Underwriters or to counsel for the Underwriters pursuant to Section 6 of this Agreement shall be deemed a representation and warranty by such NRP Party, as to matters covered thereby, to each Underwriter.

               2. Purchase and Sale of the Units.

     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell 5,250,000 Firm Units to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $38.2617 per Unit, the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership grants to the Underwriters an option to purchase, severally and not jointly, up to 787,500 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Prospectus upon written notice by Citigroup Global Markets Inc. to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as the number of the Firm Units set forth opposite the name of such Underwriter on Schedule 1 hereto bears to the aggregate number of the Firm Units, subject to such adjustments as Citigroup Global Markets Inc., in its absolute discretion, shall make to eliminate any fractional units.

               3. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified on Schedule 3 hereto, or at such time on such later date not more than three Business Days after the foregoing date as Citigroup Global Markets Inc. shall designate, which date and time may be postponed by agreement between Citigroup Global Markets Inc. and the Partnership or as provided in Section 9 hereof (such date and time of delivery of any payment for the Firm Units being herein called the “Closing Date”). Delivery of the Firm Units shall be made for the account of each Underwriter against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless Citigroup Global Markets Inc. shall otherwise instruct.

               If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Underwriters, at the offices of Vinson & Elkins L.L.P., Houston, Texas, on the date and at the time specified by Citigroup Global Markets Inc. (which shall be within three Business Days after exercise of said option) (the “Option Closing Date”) for the respective accounts of the several Underwriters against payment by the several

Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Option Units shall be made through the facilities of DTC unless Citigroup Global Markets Inc. shall otherwise instruct. If the Option Closing Date for the Option Units occurs after the Closing Date, the Partnership will deliver to the Underwriters on the Option Closing Date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

               4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Final Prospectus.

               5. Agreements. Each of the NRP Parties, jointly and severally, agrees with the several Underwriters that:

     (a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership and the General Partner will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement and any amendment thereto unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably and timely object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Partnership and the General Partner will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Partnership will promptly advise the Underwriters (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) Filing of Amendment or Supplement. If, at any time when, in the opinion of counsel to the Underwriters, a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Partnership will promptly (1) notify the Underwriters of any such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

     (c) Reports to Unitholders. As soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, the Partnership will make generally available to its unitholders and to the Underwriters an earnings statement or statements of the Partnership that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

     (d) Signed Copies of the Registration Statement. The Partnership will furnish to Citigroup Global Markets Inc. and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriters may reasonably request.

     (e) Qualification of Securities. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the securities laws, “Blue Sky” laws or laws of such states as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business or subject itself to taxation in any jurisdiction where it is not now so qualified or subject to taxation or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Units.

     (f) Lock-up Period; Lock-up Letters. The NRP Parties will not, without the prior written consent of Citigroup Global Markets Inc., on behalf of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the NRP Parties directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act,) any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction until the Business Day set forth on Schedule 3 hereto, except that (i) the Partnership may sell the Units offered hereby, (ii) the Partnership may grant restricted units or options to purchase Common Units under the Partnership’s Long-Term Incentive Plan, (iii) the Partnership may consummate the transactions contemplated by the Redemption Agreements and (iv) the Partnership may issue Common Units in connection with acquisitions provided that, (A) any such issuance is made pursuant to Section 5.7(b) of the Partnership Agreement and (B) in connection with such issuance, the recipients of such Common Units agree in writing to be bound by the foregoing restrictions of this Section 5(f) by executing and delivering to Citigroup Global Markets Inc. a letter or letters substantially in the form of Exhibit A hereto. Each of Ark Land Company, Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and each executive officer and director of the Managing General Partner shall furnish to the Underwriters, on or prior to the Execution Time, a letter substantially in the form of Exhibit A hereto.

     (g) Price Manipulation. The NRP Parties will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

     (h) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Final Prospectus, the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided that except as provided in this Section 5(h) and in Section 7 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

     (i) Use of Proceeds. The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Final Prospectus under “Use of Proceeds.”

               6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the NRP Parties contained herein as of the Execution Time, the Closing Date and, if applicable, the Option Closing Date, to the accuracy of the statements of the NRP Parties made in any certificates pursuant to the provisions hereof, to the performance by the NRP Parties of their obligations hereunder and to the following additional conditions:

     (a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); the Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) All corporate, partnership or limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby and by the Redemption Agreement shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (c) The Partnership shall have requested and caused Vinson & Elkins L.L.P., counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and the Option Closing Date, if applicable, and addressed to you, in form and substance satisfactory to the Underwriters, to the effect that:

     (i) Each of the Partnership and the General Partner has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business, and, in the case of the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and the Final Prospectus. Each of the Partnership and the General Partner is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth under its name on Exhibit A to such counsel’s opinion.

     (ii) Each of the Managing General Partner, the Operating Company and the Operating Subsidiaries has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties, to conduct its business and, in the case of the Managing General Partner, to act as a general partner of the General Partner, in all material respects as described in the Registration Statement and the Final Prospectus. Each of the Managing General Partner, the Operating Company and the Operating Subsidiaries is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth under its name on Exhibit A to such counsel’s opinion.

     (iii) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns its general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (iv) As of the date hereof, the issued and outstanding limited partners interests of the Partnership consists of 11,353,658 Common Units and 11,353,658 Subordinated Units. All outstanding Common Units and Subordinated Units and the limited partner interest represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by Section 17-607 of the Delaware LP Act). As of the date hereof, to the knowledge of such counsel: (i) WPP, Great Northern and New Gauley Coal Corporation collectively own 25% of the Incentive Distribution Rights, (ii) NRP Investment L.P. owns 10% of the Incentive Distribution Rights, (iii) the General Partner owns 65% of the Incentive Distribution Rights and (iv) Great Northern owns 673,715 Common Units, in each case free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such entity as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date and (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and, in the case of Common Units owned by Great Northern, other than those claims arising pursuant to the Second Amended and Restated Credit Agreement dated as of October 15, 2003 by and between Great Northern and Bank of America, N.A.

     (v) The Firm Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act and otherwise described in the Base Prospectus under the caption “Description of the Common Units – Limited Liability”).

     (vi) RCM LLC owns a 100% of the issued and outstanding membership interests in the Managing General Partner; such membership interests have been duly authorized and validly issued in accordance with the Managing General Partner LLC Agreement and are fully paid (to the extent required under the Managing General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and RCM LLC owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming RCM LLC as debtor is on file with the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created or arising under the Delaware LLC Act.

     (vii) The Managing General Partner is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement; and the Managing General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Managing General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act. Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and NRP Investment L.P. own a 46.0795392%, 9.8299017%, 1.8399816% and 42.2495775% limited partner interest, respectively, in the General Partner; each such limited partner interest has been duly authorized and validly issued in accordance with the General Partner Partnership Agreement and is fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and NRP Investment L.P. own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Western Pocahontas Properties Limited Partnership, Great Northern or NRP Investment L.P. as debtor is on file in the office of the Secretary of State of the State of Delaware as of a

recent date, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of West Virginia naming New Gauley Coal Corporation as debtor is on file in the office of the Secretary of State of the State of West Virginia as of a recent date or (iii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

     (viii) The Partnership owns a 100% of the issued and outstanding membership interests in the Operating Company; such membership interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement and are fully paid (to the extent required under the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and those arising in connection with the Credit Facility.

     (ix) The Operating Company owns 100% of the issued and outstanding membership interests in each of the Operating Subsidiaries; such membership interests have been duly authorized and validly issued in accordance with the Operating Subsidiaries LLC Agreements and are fully paid (to the extent required under the Operating Subsidiaries LLC Agreements) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Company owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of a recent date, (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act and (iii) those arising in connection with the Credit Facility.

     (x) Except as described in the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any partnership interests in the Partnership or the General Partner or (ii) any membership interests in the Managing General Partner, the Operating Company or any Operating Subsidiary, in each case pursuant to the Organizational Documents of such entity or any other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any

Units or other securities of the Partnership or any of its subsidiaries, other than as provided in (i) the Final Prospectus and the Partnership Agreement, (ii) the Registration Rights Agreement, dated as of December 22, 2003, by and between Ark Land Company and the Partnership and (iii) the Investor Rights Agreement, dated as of December 22, 2003, by and among FRC-WPP NRP Investment L.P., the Partnership, the General Partner and the Managing General Partner. To such counsel’s knowledge, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units, Incentive Distribution Rights or other partnership interests in the Partnership or (B) any membership interests in the Operating Company or the Operating Subsidiaries.

     (xi) The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. All limited partnership and limited liability company action, as the case may be, required to be taken by the NRP Parties or any of their partners or members pursuant to the Delaware LP Act or the Delaware LLC Act, respectively, for the authorization, issuance, sale and delivery by the Partnership of the Units has been validly taken.

     (xii) This Agreement has been duly authorized, validly executed and delivered by each of the NRP Parties.

     (xiii) Each of the Partnership Agreement, the General Partner Partnership Agreement, the Managing General Partner LLC Agreement, the Operating Company LLC Agreement and the Operating Subsidiaries LLC Agreements has been duly authorized, validly executed and delivered by the parties thereto and is a valid and legally binding agreement, enforceable against the parties thereto in accordance with its terms; provided, that, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

     (xiv) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the NRP Parties, or the execution, delivery and performance of the Redemption Agreement by the Partnership or the consummation of the transactions contemplated hereby and thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of their respective Organizational Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default) (A) any agreement filed or incorporated by reference as an exhibit to the Registration Statement (other than Organizational Documents) or (B) any credit agreement or other material agreement known to such counsel to which any member of the Partnership Group is party or by which any of their properties may be bound, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, federal law or the laws of the State of Texas or New York or (iv) results or will result in the creation of or imposition of any lien, charge or encumbrance upon any property or assets of any member of the Partnership Group, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform their obligations under this Agreement; provided, however, that for purposes of this paragraph (xiv), such counsel need not express an opinion with respect to federal or state securities laws or other antifraud laws.

     (xv) No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the Delaware LP Act, the Delaware LLC Act or federal law is required for the (i) offering, issuance and sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Redemption Agreement by the NRP Parties party thereto or (iii) the consummation by the NRP Parties of the transactions contemplated by this Agreement or the Redemption Agreement, except for such consents (x) required under the Act and state securities or “Blue Sky” laws or (y) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, as to which such counsel need not express any opinion.

     (xvi) The statements in the Registration Statement and Final Prospectus under the captions “Cash Distributions,” “Description of the Common Units” and “Investment in Us by Employee Benefit Plans,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and insofar as they purport to constitute summaries of law or legal conclusions, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, and the Units conform in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus under the captions “Summary—The Offering,” “Cash Distributions” and “Description of the Common Units.”

     (xvii) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed with the Commission on March 11, 2004 is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

     (xviii) The Registration Statement was declared effective under the Act on February 10, 2004; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Base Prospectus, the Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

     (xix) The Registration Statement and the Final Prospectus (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data and reserve information included in the Registration Statement or the Final Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

     (xx) No member of the Partnership Group is (i) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility company” or “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               In addition, such counsel shall state that they have participated in conferences with officers and other representatives of entities comprising the Partnership Group and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus (except to the extent specified in the foregoing opinions), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial and statistical information and reserve information included therein, as to which such counsel need not comment), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial and statistical information and reserve information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the NRP Parties set forth in certificates of officers and employees of entities comprising the Partnership Group and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and Texas law, (D) with respect to the opinions expressed in paragraphs (i) and (ii) above as to the due qualification or registration as a foreign limited partnership of the Partnership and the General Partner and the due qualification or registration as a foreign limited liability company of the Managing General Partner, the Operating Company and the Operating Subsidiaries, state that such opinions are based on certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A to such opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners or members of any entities comprising the Partnership Group may be subject.

     (d) The Partnership shall have requested and caused Wyatt L. Hogan, Vice President, General Counsel and Secretary of the Managing General Partner, to have furnished to you his written opinion, dated the Closing Date and the Option Closing Date, if applicable, and addressed to you, to the effect that:

     (i) The Arch Redemption Agreement has been duly authorized, validly executed and delivered by the Partnership, and the Great Northern Redemption Agreement has been duly authorized, validly executed and delivered by the Partnership and Great Northern.

     (ii) Except as described in the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any partnership interests in the Partnership or the General Partner or (ii) any membership interests in the Managing General Partner, the Operating Company or any Operating Subsidiary, in each case pursuant to any agreement or other instrument known to such counsel to which any NRP Party is a party or by which any of them may be bound (other than Organizational Documents and any other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, as to which such counsel need not express an opinion). To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any of its subsidiaries, other than as provided in (i) the Final Prospectus and the Partnership Agreement, (ii) the Registration Rights Agreement, dated as of December 22, 2003, by and between Ark Land Company and the Partnership and (iii) the Investor Rights Agreement, dated as of December 22, 2003, by and among FRC-WPP NRP Investment L.P., the Partnership, the General Partner and the Managing General Partner. To such counsel’s knowledge, except for options granted pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units, Incentive Distribution Rights or other partnership interests in the Partnership or (B) any membership interests in the Operating Company or the Operating Subsidiaries.

     (iii) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the NRP Parties, the execution, delivery and performance of the Redemption Agreement by the Partnership, or the consummation of the transactions contemplated hereby and thereby (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default) of any agreement, lease or instrument (other than the Organizational Documents, any agreement filed or incorporated by reference as an exhibit to the Registration Statement or any credit agreement or other material agreement, as to which such counsel need not express an opinion) known to such counsel to which any member of the Partnership Group is party or by which any of their properties may be bound or (ii) violates or will violate any order, judgment, decree or injunction of any court or government agency or body known to such counsel directed to any member of the Partnership Group or any of their properties in a proceeding to which any of them or their properties is a party, which conflicts, breaches, violations or defaults would, in the case of clauses (i) and (ii), individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the NRP Parties to perform its obligations under this Agreement.

     (iv) To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened against any member of the Partnership Group or to which any member of the Partnership Group is a party or to which any of their respective properties is subject that are required to be described in the Final Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

               In addition, such counsel shall state that he has participated in conferences with officers and other representatives of entities comprising the Partnership Group and the independent public accountants of the Partnership and its representatives, at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Final Prospectus (except to the extent specified in the foregoing opinions), no facts have come to such counsel’s attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial and statistical information and reserve information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon and (ii) the other financial and statistical information and reserve information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon the representations of the NRP Parties set forth in certificates of officers and employees of entities comprising the Partnership Group and upon information obtained from public officials, (B) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by him are genuine and (C) state that such opinions are limited to federal laws, Texas law and the Delaware LP Act and the Delaware LLC Act.

     (e) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and the Option Closing Date, if applicable, and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (f) The Partnership shall have furnished to the Underwriters a certificate signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Managing General Partner, dated the Closing Date and addressed to the Underwriters, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and, with respect to the entities covered by the certificate, that:

     (i) the representations and warranties of such the NRP Parties in this Agreement are true and correct on and as of the Closing Date and the Option Closing Date, if applicable, with the same effect as if made on the Closing Date and the Option Closing Date, if applicable, and such entities have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such person’s knowledge, threatened;

     (iii) since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Group, taken as a whole, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto); and

     (iv) such other matters as you may reasonably request.

     (g) The Partnership shall have requested and caused Ernst & Young LLP to have furnished to the Underwriters, at the Execution Time, the Closing Date and the

Option Closing Date, if applicable, letters, dated respectively as of the Execution Time, the Closing Date and the Option Closing Date, if applicable, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

     (i) in their opinion, the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; and

     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Partnership Group; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners, members, directors and committees of the Partnership and other entities comprising the Partnership Group; and inquiries of certain officials of entities comprising the Partnership Group who have responsibility for financial and accounting matters of the Partnership Group as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that with respect to the period subsequent to December 31, 2003, there were any changes, at a specified date not more than five days prior to the date of the letter, in the short-term or long-term debt of the Partnership Group or decreases in the partners’ capital of the Partnership Group or decreases in working capital of the Partnership Group as compared with the amounts shown on the December 31, 2003 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the pervious year, in revenues or income from operations or in total or per Unit amounts of net income of the Partnership Group, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership Group as to the significance thereof unless said explanation is not deemed necessary by Citigroup Global Markets Inc.

         References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

     (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the

Partnership Group, taken as a whole, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

     (i) Prior to the Closing Date, the NRP Parties shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

     (j) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Underwriters.

     (k) At the Execution Time, pursuant to Section 5(f) hereof, the Partnership shall have furnished to the Underwriters letters addressed to the Underwriters substantially in the form of Exhibit A hereto from Ark Land Company, Western Pocahontas Properties Limited Partnership, Great Northern, New Gauley Coal Corporation and the executive officers and directors of the Managing General Partner.

     (l) On or prior to the Closing Date, the Partnership and Ark Land Company shall have entered into the Arch Redemption Agreement and the Partnership and Great Northern shall have entered into the Great Northern Redemption Agreement.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date and, if applicable, the Option Closing Date by the Underwriters. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

               7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the NRP Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the NRP Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

               8. Indemnification and Contribution.

     (a) The NRP Parties jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each

Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in any Preliminary Final Prospectus or the Final Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the NRP Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the NRP Parties by or on behalf of any Underwriter specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Final Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter (or director, officer, employee, agent or controlling person thereof) from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter (or director, officer, employee, agent or controlling person thereof) occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Partnership had previously furnished copies of the Final Prospectus to the Underwriters, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission or alleged untrue statement or omission contained in any Preliminary Final Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the NRP Parties may otherwise have.

     (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the NRP Parties, each of their respective directors, each of its officers who signs the Registration Statement, and each person who controls the NRP Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the NRP Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the NRP Parties by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The NRP Parties acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting” (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances, (iii) the paragraph related to release of lockup agreements and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel).

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the NRP Parties, severally and jointly, and the Underwriters severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which one or more of the NRP Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the NRP Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the NRP Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the NRP Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the NRP Parties shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the NRP Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The NRP Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the NRP Parties within the meaning of either the Act or the Exchange Act, each officer of the NRP Parties who shall have signed the Registration Statement and each director of the NRP Parties shall have the same rights to contribution as the NRP Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

               9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Firm Units set forth opposite their names in Schedule 1 hereto bears to the aggregate amount of Firm Units set forth opposite the names of all the remaining Underwriters) the Firm Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule 1 hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the NRP Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the NRP Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

               10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Final Prospectus (exclusive of any supplement thereto).

               11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the NRP Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the NRP Parties or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

               12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; if sent to any member of the Partnership Group, will be mailed, delivered or telefaxed to Wyatt L. Hogan, Natural Resource Partners L.P., 601 Jefferson Street, Suite 3600, Houston, Texas 77002 (fax no.: (713) 751-7563).

               13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

               14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

               15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

               16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

               17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Agreement” shall mean this Underwriting Agreement, dated as of March 10, 2004, by and among the Underwriters and the NRP Parties.

     “Base Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

     “Commission” shall mean the Securities and Exchange Commission.

     “Credit Facility” shall mean the revolving credit facility provided for by the Credit Agreement, dated as of October 17, 2002, as amended to date, by and among the Operating Company, PNC Bank, National Association, as administrative agent, the lenders and other agents party thereto.

     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     “Final Prospectus” shall mean the prospectus supplement to the Base Prospectus which describes the Units and the offering thereof and that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

     “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

     “Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

     “Rule 134”, “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 462” refer to such rules under the Act.

     “Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.

               18. Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement among the parties pertaining to the subject mater hereof and supersedes all other prior and contemporaneous agreements and understandings, whether oral and written, of the parties in connection therewith.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the NRP Parties and the several Underwriters.

Very truly yours,

NATURAL RESOURCE PARTNERS L.P.
By:	NRP (GP) LP, its general partner
By:	GP Natural Resource Partners LLC, its general partner
By:	/s/ Dwight L. Dunlap
	Name:	Dwight L. Dunlap
	Title:	CFO & Treasurer

NRP (GP) LP
By:	GP Natural Resource Partners LLC, its general partner
By:	/s/ Dwight L. Dunlap
	Name:	Dwight L. Dunlap
	Title:	CFO & Treasurer

GP NATURAL RESOURCE PARTNERS LLC
By:	/s/ Dwight L. Dunlap
	Name:	Dwight L. Dunlap
	Title:	CFO & Treasurer

NRP (OPERATING) LLC
By:	Natural Resource Partners L.P., its sole member
By:	NRP (GP) LP, its general partner
By:	GP Natural Resource Partners LLC, its general partner
By:	/s/ Dwight L. Dunlap
	Name:	Dwight L. Dunlap
	Title:	CFO & Treasurer

Accepted:

Citigroup Global Markets Inc.
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
Sanders Morris Harris Inc.
Friedman, Billings, Ramsey & Co., Inc.
RBC Capital Markets Corporation

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ William Brennan Smith

	Name:	William Brennan Smith
	Title:	Director

SCHEDULE 1

NATURAL RESOURCE PARTNERS L.P.

Number of Firm
Underwriters	Units to be Purchased
Citigroup Global Markets Inc.	1,435,547
Lehman Brothers Inc.	902,344
A.G. Edwards & Sons, Inc.	615,234
UBS Securities LLC	615,345
Wachovia Capital Markets, LLC	615,234
Sanders Morris Harris Inc.	574,219
Friedman, Billings, Ramsey & Co., Inc.	246,094
RBC Capital Markets Corporation	246,094

TOTAL	5,250,000

SCHEDULE 2

NATURAL RESOURCE PARTNERS L.P.

States of Foreign
Operating Subsidiaries	Qualification
WPP LLC	Alabama
Indiana
Kentucky
Maryland
Montana
Tennessee
West Virginia

ACIN LLC	Georgia
Illinois
Indiana
Kentucky
North Carolina
North Dakota
Virginia
West Virginia

WBRD LLC	Virginia
West Virginia

SCHEDULE 3

NATURAL RESOURCE PARTNERS L.P.

Underwriting Agreement dated March 10, 2004

Registration Statement Nos.	333-111532
333-111532-01
333-111532-02
333-111532-03
333-111532-04

Title, Purchase Price and Description of Units:

Title: Common Units

Number of Firm Units to be sold by the Partnership: 5,250,000

Price to Public per Unit (include accrued dividends, if any): $39.96

Price to Public — total: $209,790,000

Underwriting Discount per Unit: $1.6983

Underwriting Discount — total: $8,916,075

Proceeds to Partnership per Unit: $38.2617

Proceeds to Partnership — total: $200,873,925

Closing Date, Time and Location:	March 16, 2004 at 9:00 a.m. New York time at the offices of Vinson & Elkins L.L.P., Houston, Texas.

Date referred to in Section 5(f) after which the Partnership Parties may offer or sell securities issued or guaranteed by the Partnership without the consent of the Underwriters: June 8, 2004

EXHIBIT A

March __, 2004

Citigroup Global Markets Inc.
Lehman Brothers Inc.
A.G. Edwards & Sons, Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC
Sanders Morris Harris Inc.
Friedman, Billings, Ramsey & Co., Inc.
RBC Capital Markets Corporation

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among NRP (GP) LP, a Delaware limited partnership, GP Natural Resource Partners LLC, a Delaware limited liability company, Natural Resource Partners L.P., a Delaware limited partnership (the “Partnership”), NRP (Operating) LLC, a Delaware limited liability company, and each of you as Underwriters named therein, relating to an underwritten public offering of Common Units representing limited partner interests in the Partnership (the “Common Units”).

     In order to induce the Underwriters to enter into the Underwriting Agreement, except for the vesting of Phantom Units granted to certain officers of GP Natural Resource Partners LLC under the Partnership’s Long-Term Incentive Plan [and except as contemplated by the Redemption Agreement by and between the Partnership, Arch Coal, Inc. and Ark Land Company,] [this carve out only applies to the Ark Land Lock-up Letter] [and except as contemplated by the Redemption Agreement by and between the Partnership and Great Northern Properties Limited Partnership,] [this carve out only applies to the Great Northern Lock-up Letter], the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated

Very truly yours,